UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2005

JUPITERMEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-26393	06-1542480
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Old Kings Highway South, Darien, CT	06820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 662-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement and Related Agreements

On July 18, 2005, the Registrant entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) by and among the Registrant, as borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and as Lender (“JPMorgan”), and such other financial institutions as may from time to time become party thereto as lenders. The Amended and Restated Credit Agreement provides for a $90 million senior credit facility (comprised of a $30 million term loan facility, a $10 million revolving credit facility and a $50 million bridge facility), which replaces the senior term loan provided under the Credit Agreement, dated as of March 7, 2005, by and among the Registrant, as borrower, JP Morgan, as Administrative Agent and Lender, and such other financial institutions as may from time to time have become party thereto as lenders. The bridge facility is scheduled to mature on January 18, 2006 and the term loan and revolving credit facility are scheduled to mature on July 18, 2008. The Registrant may request that the bridge facility’s maturity be extended to April 18, 2006. The Registrant may elect that the loans bear interest at a rate per annum equal to (i) the Adjusted Libor Rate, plus, with respect to the term loan and revolving credit facility, a rate between 1.75% and 3.25% depending on the ratio of debt to EBITDA, and, with respect to the bridge facility, 3.50% plus periodic increases or (ii) the prime rate, as announced by JPMorgan, plus, with respect to the term loan and the revolving credit facility, a rate between 0.75% and 2.25% depending on the ratio of debt to EBITDA, and, with respect to the bridge facility, 2.50% plus periodic increases. The Amended and Restated Credit Agreement requires the repayment by the Registrant of principal of the term loan in quarterly installments of $2,500,000, commencing on September 30, 2005 and ending on July 18, 2008, repayment by Registrant of principal of the revolving credit facility on July 18, 2008 and repayment by Registrant for principal of the bridge facility on January 18, 2006, or on April 18, 2006 if the bridge facility’s maturity is extended. Proceeds from the Amended and Restated Credit Agreement will be used to finance the Acquisition (as defined and more fully described in Item 2.01 of this Current Report), for working capital needs and general corporate purposes.

The Amended and Restated Credit Agreement contains customary covenants including, among others, restrictions on the Registrant’s ability to pay dividends, incur additional indebtedness (other than subordinated indebtedness) or liens on the Registrant’s assets, make investments in excess of $2 million in the aggregate or make acquisitions in excess of $25 million in the aggregate or, for so long as indebtedness under the bridge loan facility is outstanding, in excess of $1.5 million for any single transaction. The Amended and Restated Credit Agreement also requires the Registrant to meet certain financial tests, including, a net income test, a net loss test, a minimum net worth test and a minimum cash balance test. The Amended and Restated Credit Agreement contains customary events of default, including among other things, non payment of principal, interest, fees or other amounts when due, inaccuracy of representations and warranties, violation of covenants, a material adverse change, a change of control or the occurrence of a bankruptcy or ERISA event (as defined in the Amended and Restated Credit Agreement). Upon an event of default, all amounts owing under the Amended and Restated Credit Agreement shall immediately become due and payable and shall bear interest at a default rate equal to the then applicable rate of interest plus 2%.

The description of the Amended and Restated Credit Agreement contained herein is qualified in its entirety by reference to the Amended and Restated Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The obligations of the Registrant under the Amended and Restated Credit Agreement are guaranteed by certain material subsidiaries of the Registrant (the “Material Subsidiaries”) pursuant to an Amended and Restated Guaranty Agreement (the “Guaranty Agreement”), dated July 18, 2005, among the Material Subsidiaries in favor of JPMorgan. The obligations of the Registrant and the guarantee obligations of the Material Subsidiaries are secured by substantially all of the assets of the Registrant and the Material Subsidiaries pursuant to the Amended and Restated Security Agreement (the “Security Agreement”) and the Amended and Restated Pledge Agreement (the “Pledge Agreement”), each dated July 18, 2005, among the Registrant, the Material Subsidiaries and JPMorgan. The description of the Guaranty Agreement, the Security Agreement and the Pledge Agreement contained herein is qualified in its entirety by reference to those agreements, copies of which are filed herewith as Exhibits 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 18, 2005, the Registrant consummated the transactions contemplated by that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of June 30, 2005, by and among JupiterImages Corporation (a wholly owned subsidiary of the Registrant), as Purchaser, and Jeffrey Burke and Lorraine Triolo, as Sellers. The Purchase Agreement has previously been filed as Exhibit 10.1 of the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on July 1, 2005 and is incorporated herein by reference.

Pursuant to the Purchase Agreement, the Registrant acquired (the “Acquisition”) all of the outstanding equity interests of PictureArts Corporation, a California corporation (the “Company”). The consideration paid by JupiterImages in the Acquisition (which was determined as a result of arms’-length negotiations) consisted of cash in the amount of $63,246,579. The purchase price is subject to adjustment after the closing date based on the adjusted stockholder’s equity of the Company as of the closing date. The Registrant financed the purchase price with cash on hand and borrowings under a $90 million senior credit facility with JPMorgan obtained in connection with the Acquisition (as more fully described in Item 1.01 of this Current Report).

The Company is the parent company of PictureArts New York, Inc., a New York corporation (collectively with the Company, “PictureArts Group”). PictureArts Group, a distinctive source for unique images, creates, licenses and distributes outstanding images through specialized collections. Founded in 1984 by husband and wife team Jeffrey Burke and Lorraine Triolo, PictureArts Group offers a variety of resources to advertisers, designers, publishers and other communications professionals and provides appropriate image solutions for their visual communication needs. PictureArts Group distributes its own Brand X Pictures brand (http://www.brandxpictures.com), an outstanding collection of high-end, royalty-free stock photography. PictureArts Group’s FoodPix brand (http://www.foodpix.com), a leading specialty library of rights-managed food and beverage images, features images from many internationally renowned photographers. PictureArts Group also includes the Botanica collection (http://www.botanica.com), a rights-managed photography collection that focuses on a wide array of refreshing botanical images mixed with current lifestyle concepts and trends. PictureArts Group’s Nonstock brand (http://www.nonstock.com) is an innovative, rights-managed photography collection with one focus: avoiding the ordinary. PictureArts Group has over 75 employees and is headquartered in South Pasadena, California. PictureArts Group also has a sales and creative office in New York City and serves its international base of customers through multiple distribution channels worldwide.

Item 2.03. Creation of a Direct Financial Obligation

On July 18, 2005, in connection with the Acquisition (as defined and more fully described in Item 2.01 of this Current Report), the Registrant borrowed an aggregate of $80 million (the “Loan”) under the Amended and Restated Credit Agreement (as defined in item 1.01 of this Current Report). The Loan consists of $50 million borrowed under the bridge facility and $30 million borrowed under the term loan facility. The terms of the Amended and Restated Credit Agreement are more fully described in Item 1.01 of this Current Report. The Loan currently bears interest at JPMorgan’s prime rate and matures on January 18, 2006, with respect to the bridge facility (unless the maturity is extended by Registrant to April 18, 2006), and July 18, 2008, with respect to the term loan facility. Interest is due quarterly with respect to the term loan facility and the bridge facility, plus a principal payment of $2,500,000 is due quarterly, commencing September 30, 2005, with respect to the term loan facility.

Item 7.01. Regulation FD Disclosure

On July 19, 2005, the Registrant issued a press release announcing the closing of the acquisition of PictureArts Corporation, a California corporation and the parent company of PictureArts New York, Inc., a New York corporation. The acquisition is more fully described in Item 2.01 of this Current Report. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of business acquired.

The financial statements required by this item will be filed by an amendment to this Current Report on Form 8-K within the time period permitted under Item 9.01(a)(4) of Form 8-K (but in any event not later than September 30, 2005).

(b) Pro forma financial information.

The financial statements required by this item will be filed by an amendment to this Current Report on Form 8-K within the time period permitted under Item 9.01(b)(2) of Form 8-K (but in any event not later than September 30, 2005).

(c) Exhibits:

10.1 Amended and Restated Credit Agreement, dated July 18, 2005, by and among Jupitermedia Corporation, as borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and as Lender, and such other financial institutions as may from time to time become party thereto as lenders.

10.2 Amended and Restated Guaranty Agreement, dated July 18, 2005, by and among Jupitermedia Corporation’s Material Subsidiaries party thereto as guarantors in favor of JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3 Amended and Restated Security Agreement, dated July 18, 2005, by and among Jupitermedia Corporation, as borrower, the Material Subsidiaries party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.4 Amended and Restated Pledge Agreement, dated July 18, 2005, by and among Jupitermedia Corporation, as borrower, the Material Subsidiaries party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.5 Stock Purchase Agreement, dated as of June 30, 2005, by and among JupiterImages Corporation (a wholly owned subsidiary of the Registrant), Jeffrey Burke and Lorraine Triolo (previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on July 1, 2005).

99.1 Press Release, dated July 19, 2005, of Jupitermedia Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

JUPITERMEDIA CORPORATION

By	/s/ Christopher S. Cardell
Christopher S. Cardell
President

Date: July 20, 2005

EXHIBIT INDEX

Exhibit:
10.1	Amended and Restated Credit Agreement, dated July 18, 2005, by and among Jupitermedia Corporation, as borrower, JPMorgan Chase Bank, N.A., as Administrative Agent and as Lender, and such other financial institutions as may from time to time become party thereto as lenders.

10.2	Amended and Restated Guaranty Agreement, dated July 18, 2005, by and among Jupitermedia Corporation’s Material Subsidiaries party thereto as guarantors in favor of JPMorgan Chase Bank, N.A., as Administrative Agent.

10.3	Amended and Restated Security Agreement, dated July 18, 2005, by and among Jupitermedia Corporation, as borrower, the Material Subsidiaries party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.4	Amended and Restated Pledge Agreement, dated July 18, 2005, by and among Jupitermedia Corporation, as borrower, the Material Subsidiaries party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.5	Stock Purchase Agreement, dated as of June 30, 2005, by and among JupiterImages Corporation (a wholly owned subsidiary of the Registrant), Jeffrey Burke and Lorraine Triolo (previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Registrant on July 1, 2005).

99.1	Press Release, dated July 19, 2005 of Jupitermedia Corporation.